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INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 33-93284 of Empire of Carolina, Inc. on Form S-8 of our reports dated March 26, 1997, appearing in this Annual Report on Form 10-K/A of Empire of Carolina, Inc. for the year ended December 31, 1996.


DELOITTE & TOUCHE LLP






Raleigh, North Carolina

April 9, 1997